Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Invesco Actively Managed Exchange-Traded Fund Trust of our reports dated December 23, 2025, relating to the financial statements and financial highlights of each of the Funds listed in Appendix A, which appear in Invesco Actively Managed Exchange-Traded Fund Trust’s Certified Shareholder Report on Form N-CSR for the year ended October 31, 2025. We also consent to the references to us under the headings “Fund Service Providers”, “Financial Highlights”, “Statement of Additional Information” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

February 25, 2026

Appendix A

Invesco AAA CLO Floating Rate Note ETF
Invesco Active U.S. Real Estate ETF
Invesco Comstock Contrarian Equity ETF(a)
Invesco Core Fixed Income ETF(b)
Invesco Global Equity Net Zero ETF(c)
Invesco High Yield Systematic Bond ETF (formerly, Invesco High Yield Bond Factor ETF)
Invesco Intermediate Municipal ETF(b)
Invesco International Growth Focus ETF(d)
Invesco Managed Futures Strategy ETF(e)
Invesco MSCI EAFE Income Advantage ETF
Invesco QQQ Hedged Advantage ETF(a)
Invesco QQQ Income Advantage ETF
Invesco Rochester High Yield Municipal ETF
Invesco S&P 500 Downside Hedged ETF
Invesco S&P 500 Equal Weight Income Advantage ETF
Invesco Short Duration Total Return Bond ETF
Invesco Steelpath MLP & Energy Infrastructure ETF(f)
Invesco Top QQQ ETF(g)
Invesco Total Return Bond ETF
Invesco Ultra Short Duration ETF
Invesco Variable Rate Investment Grade ETF

(a) For the period May 5, 2025 (commencement of investment operations) through October 31, 2025.
(b) For the period July 21, 2025 (commencement of investment operations) through October 31, 2025.
(c) For the period July 14, 2025 (commencement of investment operations) through October 31, 2025.
(d) For the period June 9, 2025 (commencement of investment operations) through October 31, 2025.
(e) For the period March 17, 2025 (commencement of investment operations) through October 31, 2025.
(f) For the period February 18, 2025 (commencement of investment operations) through October 31, 2025.
(g) For the period December 2, 2024 (commencement of investment operations) through October 31, 2025.

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